UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2006

Hartman Commercial Properties REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On August 17, 2006, Hartman Commercial Properties REIT (the “Company”) issued a news release providing the final results for its financial performance for the three and six months ended June 30, 2006. A copy of this news release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to General Instruction B.2and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01     Regulation FD Disclosure.

On August 14, 2006, the Board of Trustees (the “Board”) of Hartman Commercial Properties REIT (the “Company”) declared a dividend of $0.15 per common share for the third quarter of 2006, which will be payable in three monthly payments of $0.05 per share on or about October 1, November 1, and December 1, 2006.

Item 9.01     Financial Statements and Exhibits.

(a)	Exhibits.

        99.1    News Release, dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hartman Commercial Properties REIT

Dated: August 17, 2006	By: /s/ Allen R. Hartman
Name: Allen R. Hartman
Title: President and Chairman of the Board